As Filed with the Securities and Exchange Commission on February 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	73-1105145
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Ferrando

Executive Vice President–General Counsel, Corporate Development and Human Resources

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Stock Purchase Contracts
Units(2)
Guarantees of Debt Securities(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Guarantees of the debt securities may be issued by subsidiaries of AutoNation, Inc. that are listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
7 ROD REAL ESTATE NORTH, A Limited Liability Company	Wyoming	84-1167321	AN MOTORS OF DALLAS, INC.	Delaware	26-1769977
7 ROD REAL ESTATE SOUTH, A Limited Liability Company	Wyoming	84-1167320	AN MOTORS OF DELRAY BEACH, INC.	Delaware	20-1405067
Abraham Chevrolet-Miami, Inc.	Delaware	65-0802822	AN Motors of Memphis, Inc.	Tennessee	62-1038471
Abraham Chevrolet-Tampa, Inc.	Delaware	65-0802820	AN MOTORS OF SCOTTSDALE, LLC	Delaware	52-2102864
ACER Fiduciary, Inc.	Delaware	65-0945065	AN Pontiac GMC Houston North GP, LLC	Delaware	16-1641915
HVM IMPORTS, LLC f/k/a AL MAROONE FORD, LLC	Delaware	65-0944227	AN Pontiac GMC Houston North, LP	Texas	13-4214055
Albert Berry Motors, Inc.	Texas	74-1487498	AN Seattle Motors, Inc.	Delaware	91-1197824
Allison Bavarian	California	94-2707588	AN SUBARU MOTORS, INC.	Delaware	20-5685964
ALLISON BAVARIAN HOLDING, LLC	Delaware	20-5224408	AN T. Imports of Atlanta, LLC	Delaware	47-0922628
ALL-STATE RENT A CAR, INC.	Nevada	88-0143152	AN Texas Region Management, Ltd.	Texas	02-0654987
American Way Motors, Inc.	Tennessee	62-1333714	AN Tucson Imports, LLC	Delaware	52-2102866
AN CADILLAC OF WPB, LLC	Delaware	35-2234609	AN Valencia Auto Imports, Inc.	Delaware	35-2437399
AN Central Region Management, LLC	Delaware	01-0756957	AN West Central Region Management, LLC	Delaware	02-0654986
AN Chevrolet - Arrowhead, Inc.	Delaware	91-1933520	AN Western Region Management, LLC	Delaware	01-0756952
AN CJ VALENCIA, INC.	Delaware	20-2859034	AN/CF Acquisition Corp.	Delaware	65-0927849
AN COLLISION CENTER OF ADDISON, INC.	Delaware	75-1053127	AN/GMF, Inc.	Delaware	36-3087611
AN Collision Center of Las Vegas, Inc.	Nevada	88-0168433	AN/KPBG Motors, Inc.	Washington	91-1739519
AN COLLISION CENTER OF NORTH HOUSTON, INC.	Delaware	26-3118395	AN/MF Acquisition Corp.	Delaware	65-0961375
AN Collision Center of Tempe, Inc.	Delaware	86-0928952	AN/MNI Acquisition Corp.	Delaware	65-1024377
AN CORPORATE MANAGEMENT PAYROLL CORP.	Delaware	26-3725783	AN/PF Acquisition Corp.	Delaware	65-0927848
AN Motors on South Padre, LP f/k/a AN Corpus Christi Chevrolet, LP	Texas	32-0031564	Anderson Chevrolet	California	94-1503305
AN Corpus Christi GP, LLC	Delaware	32-0031563	Anderson Chevrolet Los Gatos, Inc.	California	77-0262368
AN Corpus Christi Imports Adv. GP, LLC	Delaware	90-0080282	Anderson Cupertino, Inc.	California	65-0770033
AN Corpus Christi Imports Adv., LP	Texas	90-0080295	Appleway Chevrolet, Inc.	Washington	91-0538143
AN Corpus Christi Imports GP, LLC	Delaware	27-0041420	Auto Ad Agency, Inc.	Maryland	52-1295158
AN Corpus Christi Imports II GP, LLC	Delaware	27-0041425	AUTO CAR HOLDING, LLC	Delaware	20-5225856
AN Corpus Christi Imports II, LP	Texas	32-0031566	Auto Car, Inc.	California	68-0129623
AN Corpus Christi Imports, LP	Texas	32-0031567	Auto Company VI, Inc.	Delaware	45-4496998
AN CORPUS CHRISTI MOTORS, INC.	Delaware	20-5547917	Auto Company VII, Inc.	Delaware	45-4497100
AN Corpus Christi T. Imports GP, LLC	Delaware	27-0041422	Auto Company VIII, Inc.	Delaware	45-4497147
AN Corpus Christi T. Imports, LP	Texas	13-4214051	Auto Company IX, Inc.	Delaware	45-4497193
AN County Line Ford, Inc.	Texas	75-1687008	NY Luxury Motors of Mt. Kisco, Inc. f/k/a Auto Company X, Inc.	Delaware	45-4497466
AN Dealership Holding Corp.	Florida	65-0608572	Auto Company XI, Inc.	Delaware	45-4497510
AN F. Imports of Atlanta, LLC	Delaware	57-1174466	Auto Company XII, Inc.	Delaware	45-4497553
AN F. Imports of Hawthorne Holding, LLC	Delaware	65-0944669	Auto Company XIII, Inc.	Delaware	45-4497721
AN F. Imports of Hawthorne, LLC	Delaware	65-1040982	Auto Company XIV, Inc.	Delaware	45-4497604
AN F. Imports of North Denver, LLC	Delaware	52-2124965	AN Collision Center FTL South, Inc. f/k/a Auto Company XVI, Inc.	Delaware	46-4538029
AN F. Imports of North Phoenix, Inc.	Delaware	86-0928953	Auto Company XVII, Inc.	Delaware	46-4541217
AN F. Imports of Roseville Holding, LLC	Delaware	20-5226908	NY LNR Luxury Imports, Inc f/k/a Auto Company XVIII, Inc.	Delaware	46-4541298
AN F. Imports of Roseville, Inc.	Delaware	76-0489587	Auto Company XIX, Inc.	Delaware	46-4541407
RENTON H IMPORTS, INC. f/k/a AN F. Imports of Seattle, Inc.	Delaware	84-1491657	NY Mt. Kisco Luxury Imports, Inc. f/k/a AutoNation Direct Nevada, Inc. f/k/a Auto Company XX, Inc.	Delaware	46-4541484
HVA IMPORTS, LLC f/k/a AN F. Imports of Sterling, LLC	Delaware	52-2135875	Auto Company XXI, Inc.	Delaware	46-4541577
AN Florida Region Management, LLC	Delaware	52-2135867	Auto Company XXII, Inc.	Delaware	46-4541640
AN Fort Myers Imports, LLC	Delaware	65-0944636	Auto Company XXIII, Inc.	Delaware	46-4541717

AN Fremont Luxury Imports, Inc.	Delaware	86-0928954	NY White Plains Luxury Imports, Inc. f/k/a Auto Company XXIV, Inc.	Delaware	46-4541840
AN H. Imports of Atlanta, LLC	Delaware	35-2229690	Auto Company XXV, Inc.	Delaware	46-4541976
AN IMPORTS OF FT. LAUDERDALE, INC.	Delaware	20-5147883	Auto Company XXVI, Inc.	Delaware	46-4542058
AN Imports of Seattle, Inc.	Delaware	65-0978211	Auto Company XXVII, Inc.	Delaware	46-4542110
AN IMPORTS OF SPOKANE, INC.	Delaware	26-4461138	Auto Company XXVIII, Inc.	Delaware	46-4542327
AN Imports of Stevens Creek Holding, LLC.	Delaware	20-5226306	Auto Company XXIX, Inc.	Delaware	46-4551856
AN Imports of Stevens Creek Inc.	Delaware	52-2119516	Auto Company XXX, Inc.	Delaware	46-4551989
AN Imports on Weston Road, Inc.	Florida	59-1968718	Auto Company XXXI, Inc.	Delaware	46-4552034
AN LUXURY IMPORTS GP, LLC	Delaware	90-0121570	Auto Company XXXII, Inc.	Delaware	46-4552448
AN LUXURY IMPORTS HOLDING, LLC	Delaware	20-5682480	Auto Company XXXIII, Inc.	Delaware	46-4552813
AN Luxury Imports of Coconut Creek, Inc.	Delaware	86-0928950	Auto Company XXXIV, Inc.	Delaware	46-4552876
AN Luxury Imports of Marietta, LLC	Delaware	65-0964278	Auto Company XXXV, Inc.	Delaware	46-4552919
AN LUXURY IMPORTS OF PALM BEACH, INC.	Delaware	20-8671889	Auto Company XXXVI, Inc.	Delaware	46-4552973
AN LUXURY IMPORTS OF PEMBROKE PINES, INC.	Delaware	22-3869449	Auto Company XXXVII, Inc.	Delaware	46-4553033
AN Luxury Imports of Phoenix, Inc.	Delaware	26-4461301	Auto Company XXXVIII, Inc.	Delaware	46-4553097
AN LUXURY IMPORTS OF SAN DIEGO, INC.	Delaware	20-5682367	Auto Company XXXIX, Inc.	Delaware	46-4553176
AN Luxury Imports of Sanford, LLC	Delaware	65-0952134	Auto Company XL, Inc.	Delaware	46-4564206
AN Luxury Imports of Sarasota, Inc.	Delaware	20-0551681	Auto Company XLI, Inc.	Delaware	46-4564729
AN LUXURY IMPORTS OF SPOKANE, INC.	Delaware	27-1210937	Auto Company XLII, Inc.	Delaware	46-4564833
AN Luxury Imports of Tucson, Inc.	Delaware	26-1182858	Auto Company XLIII, Inc.	Delaware	46-4565019
AN Luxury Imports, Ltd.	Texas	90-0121575	Auto Company XLIV, Inc.	Delaware	46-4565133
AN Motors of Brooksville, Inc.	Florida	59-2690846	Auto Company XLV, Inc.	Delaware	46-4565251
			Auto Dealership III, LLC	Delaware	45-4503383
			Auto Dealership IV, LLC	Delaware	45-4503422
			Auto Dealership V, LLC	Delaware	45-4503462
			Auto Dealership VI, LLC	Delaware	45-4503772
			Auto Dealership VII, LLC	Delaware	45-4503837
			Auto Dealership VIII, LLC	Delaware	45-4503899
			Auto Dealership IX, LLC	Delaware	45-4503953

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Auto Dealership X, LLC	Delaware	45-4504002	Body Shop Holding Corp.	Delaware	52-2124065
AL F-L Motors, LLC f/k/a Auto Dealership XI, LLC	Delaware	45-4504161	BOSC Automotive Realty, Inc.	Delaware	38-3262849
TN CDJR Motors, LLC f/k/a Auto Dealership XII, LLC	Delaware	45-4504914	Brown & Brown Chevrolet - Superstition Springs, LLC	Arizona	86-0904747
TN F Imports, LLC f/k/a Auto Dealership XIII, LLC	Delaware	45-4504984	Brown & Brown Chevrolet, Inc.	Arizona	86-0128003
GA CDJR Motors, LLC f/k/a Auto Dealership XIV, LLC	Delaware	45-4505030	Brown & Brown Nissan Mesa, L.L.C.	Arizona	86-0795376
GA H Imports, LLC f/k/a Auto Dealership XV, LLC	Delaware	45-4505078	Brown & Brown Nissan, Inc.	Arizona	86-0677220
GA HY Imports, LLC f/k/a Auto Dealership XVI, LLC	Delaware	46-4537858	BUICK MART LIMITED PARTNERSHIP	Georgia	88-0377744
GA Columbus Imports, LLC f/k/a Auto Dealership XVII, LLC	Delaware	46-4553266	BULL MOTORS, LLC	Delaware	65-0944614
GA F Imports, LLC f/k/a Auto Dealership XVIII, LLC	Delaware	46-4571435	C. Garrett, Inc.	Colorado	84-1264053
AL Fort Payne Motors, LLC f/k/a Auto Dealership XIX, LLC	Delaware	46-4582474	CARLISLE MOTORS, LLC	Delaware	65-0944616
Auto Dealership XX, LLC	Delaware	46-4598610	CARWELL HOLDING, LLC	Delaware	20-5224795
Auto Dealership XXI, LLC	Delaware	46-4611681	CARWELL, LLC	Delaware	65-0944617
Auto Dealership XXII, LLC	Delaware	46-4640265	Centennial Automotive, LLC	Delaware	65-0944626
Auto Dealership XXIII, LLC	Delaware	46-4657168	CERRITOS BODY WORKS HOLDING, LLC	Delaware	20-5225440
Auto Dealership XXIV, LLC	Delaware	46-4667987	Cerritos Body Works, Inc.	California	33-0374316
Auto Dealership XXV, LLC	Delaware	46-4705830	CHAMPION CHEVROLET HOLDING, LLC	Delaware	20-5224897
Auto Dealership XXVI, LLC	Delaware	46-4733662	CHAMPION CHEVROLET, LLC	Delaware	65-0944618
Auto Dealership XXVII, LLC	Delaware	46-4756234	Champion Ford, Inc.	Texas	76-0171196
Auto Dealership XXVIII, LLC	Delaware	46-4800106	Charlie Hillard, Inc.	Texas	75-0922515
Auto Dealership XXIX, LLC	Delaware	46-4813183	Charlie Thomas Chevrolet GP, LLC	Delaware	73-1670803
Auto Dealership XXX, LLC	Delaware	46-4816671	Charlie Thomas Chevrolet, Ltd.	Texas	20-0058033
AUTO HOLDING, LLC	Delaware	52-2107831	Charlie Thomas Chrysler-Plymouth, Inc.	Texas	76-0010351
AUTO MISSION HOLDING, LLC	Delaware	20-5226182	Charlie Thomas’ Courtesy GP, LLC	Delaware	73-1670811
Auto Mission Ltd.	California	94-3141091	Charlie Thomas Courtesy Leasing, Inc.	Texas	74-1850452
Auto West, Inc.	California	94-2946518	Charlie Thomas F. GP, LLC	Delaware	33-1062335
Autohaus Holdings, Inc.	Delaware	80-0052569	Charlie Thomas Ford, Ltd.	Texas	20-0058561
AutoNation Benefits Company, Inc.	Florida	34-1135160	Charlie Thomas’ Courtesy Ford, Ltd.	Texas	06-1699682
AutoNation Corporate Management, LLC	Delaware	22-3850167	CHESROWN AUTO, LLC	Delaware	65-0944619
Pembroke Motors, Inc.	Delaware	65-0948962	CHESROWN CHEVROLET, LLC	Delaware	65-0944620
AutoNation Enterprises Incorporated	Florida	65-0608578	Chesrown Collision Center, Inc.	Colorado	84-1358588
AUTONATION FINANCIAL SERVICES, LLC	Delaware	65-0725080	Chesrown Ford, Inc.	Colorado	84-1164224
AutoNation Fort Worth Motors, Ltd.	Texas	65-1152832	Chevrolet World, Inc.	Florida	59-2216673
AutoNation GM GP, LLC	Delaware	65-0944592	Chuck Clancy Ford of Marietta, LLC	Delaware	47-0922626
AutoNation Holding Corp.	Delaware	65-0723604	CJ VALENCIA HOLDING, LLC	Delaware	20-5226043
AutoNation Imports of Katy GP, LLC	Delaware	56-2307537	Coastal Cadillac, Inc.	Florida	59-3023188
AutoNation Imports of Katy, L.P.	Texas	65-0957160	Consumer Car Care Corporation	Tennessee	62-1151481
AutoNation Imports of Lithia Springs, LLC	Delaware	65-1003051	Contemporary Cars, Inc.	Florida	59-1635976
AutoNation Imports of Longwood, Inc.	Delaware	65-1032195	Cook-Whitehead Ford, Inc.	Florida	59-1165955
AutoNation Imports of Palm Beach, Inc.	Delaware	65-1102140	Corporate Properties Holding, Inc.	Delaware	65-0948961
AutoNation Imports of Winter Park, Inc.	Delaware	65-1032110	Corpus Christi Collision Center, Inc.	Delaware	45-4496075
AutoNation Motors Holding Corp.	Delaware	65-1132563	COSTA MESA CARS HOLDING, LLC	Delaware	20-5226339
AutoNation Motors of Lithia Springs, Inc.	Delaware	65-1002966	Costa Mesa Cars, Inc.	California	33-0626084
AutoNation North Texas Management GP, LLC	Delaware	33-1037931	Courtesy Auto Group, Inc.	Florida	59-2360236
AutoNation Northwest Management, LLC	Delaware	01-0756954	Courtesy Broadway, LLC	Colorado	20-5417194
AutoNation Orlando Venture Holdings, Inc.	Delaware	65-1137521	Covington Pike Motors, Inc.	Tennessee	58-1366612
AutoNation Realty Corporation	Delaware	65-0711536	CT Intercontinental GP, LLC	Delaware	33-1062337
AutoNation USA of Perrine, Inc.	Delaware	65-0899807	CT Intercontinental, Ltd.	Texas	20-0057835
AUTONATION V. IMPORTS OF DELRAY BEACH, LLC	Delaware	36-4558039	CT Motors, Inc.	Texas	76-0387042
AutoNation.com, Inc.	Delaware	65-0945066	D/L Motor Company	Florida	59-3237877
Bankston Auto, Inc.	Texas	75-1336358	Deal Dodge of Des Plaines, Inc.	Illinois	36-3862968
Bankston Chrysler Jeep of Frisco, L.P.	Texas	65-1052692	Dealership Properties, Inc.	Nevada	74-2869002
Bankston CJ GP, LLC	Delaware	56-2307538	Dealership Realty Corporation	Texas	76-0218062
BANKSTON FORD OF FRISCO, LTD.CO.	Texas	75-2529822	Desert Buick-GMC Trucks, L.L.C.	Delaware	52-2102859
Bankston Nissan in Irving, Inc.	Texas	75-1325663	Desert Chrysler-Plymouth, Inc.	Delaware	88-0121640
Bankston Nissan Lewisville GP, LLC	Delaware	73-1670796	Desert Dodge, Inc.	Nevada	88-0227814
Bankston Nissan Lewisville, Ltd.	Texas	06-1699681	Desert GMC, L.L.C.	Delaware	52-2102860
Bargain Rent-A-Car	California	95-3821161	Dobbs Ford of Memphis, Inc.	Delaware	65-1065025
Batfish, LLC	Colorado	84-1261352	Dobbs Ford, Inc.	Florida	59-1584177
BBCSS, Inc.	Arizona	58-2434441	Dobbs Mobile Bay, Inc.	Alabama	62-1196110
Beach City Chevrolet Company, Inc.	California	95-1879646	Dobbs Motors of Arizona, Inc.	Arizona	93-0929951
BEACH CITY HOLDING, LLC	Delaware	20-5226233	Don Mealey Chevrolet, Inc.	Florida	59-1553076
Beacon Motors, Inc.	Florida	65-0582254	Don Mealey Imports, Inc.	Florida	59-3099049
Bellevue Automotive, Inc.	Delaware	94-3009590	Don-A-Vee Jeep-Eagle, Inc.	California	33-0203778
Bell Motors, LLC	Delaware	52-2102862	Driver’s Mart Worldwide, Inc.	Virginia	38-3275555
BENGAL MOTOR COMPANY, LTD.	Florida	59-2985277	EASTGATE FORD, INC.	Ohio	31-0736141
Bengal Motors, Inc.	Florida	65-0165367	Ed Mullinax Ford, LLC	Delaware	57-1174464
Bill Ayares Chevrolet, LLC	Delaware	47-0922618	Edgren Motor Company, Inc.	California	94-1561041
BLEDSOE DODGE, LLC	Delaware	65-0944613	EDGREN MOTOR HOLDING, LLC	Delaware	20-5225254
Bob Townsend Ford, Inc.	Delaware	31-0669965	EL MONTE IMPORTS HOLDING, LLC	Delaware	20-5226399
			El Monte Imports, Inc.	Delaware	65-0881906
			EL MONTE MOTORS HOLDING, LLC	Delaware	20-5226498
			El Monte Motors, Inc.	Delaware	65-0881905
			EMICH SUBARU WEST, LLC	Delaware	65-0944597
			Empire Services Agency, Inc.	Florida	65-0329882
			Financial Services GP, LLC	Delaware	02-0695729
			Financial Services, Ltd.	Texas	20-0057657
			First Team Automotive Corp.	Delaware	59-3440254

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
First Team Ford of Manatee, Ltd.	Florida	59-3446538	AN MOTORS OF PEMBROKE, LLC F/K/A MAROONE CHEVROLET, LLC	Delaware	65-0944183
First Team Ford, Ltd.	Florida	59-3366156	HVVW Motors, LLC f/k/a MAROONE DODGE, LLC	Delaware	65-0944181
First Team Jeep Eagle, Chrysler-Plymouth, Ltd.	Florida	59-3446556	AN MOTORS ON FEDERAL HIGHWAY, LLC F/K/A MAROONE FORD, LLC	Delaware	65-0944179
First Team Management, Inc.	Florida	59-2714981	AN COLLISION CENTER OF SARASOTA, INC. f/k/a Maroone Management Services, Inc.	Florida	65-0721017
FIT KIT HOLDING, LLC	Delaware	20-5225481	MC/RII, LLC	Ohio	31-1751162
Fit Kit, Inc.	California	33-0115670	Mealey Holdings, Inc.	Florida	59-3280283
Florida Auto Corp.	Delaware	65-0837116	Metro Chrysler Jeep, Inc.	Florida	59-3002195
Ford of Kirkland, Inc.	Washington	91-1425985	Midway Chevrolet, Inc.	Texas	75-1631858
Fox Chevrolet, LLC	Delaware	47-0922620	Mike Hall Chevrolet, Inc.	Delaware	74-1940031
HV Collision, LLC f/k/a Fox Imports, LLC	Delaware	47-0922622	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	Florida	65-0731779
FOX MOTORS, LLC	Delaware	47-0922619	Mike Shad Ford, Inc.	Florida	65-0730472
Fred Oakley Motors, Inc.	Delaware	75-1524534	MILLER-SUTHERLIN AUTOMOTIVE, LLC	Delaware	65-0944177
FREMONT LUXURY IMPORTS HOLDING, LLC	Delaware	20-5226133	Mission Blvd. Motors, Inc.	California	94-3179908
Ft. Lauderdale Nissan, Inc.	Florida	65-0273822	MR. WHEELS HOLDING, LLC	Delaware	20-5225351
G.B. IMPORT SALES & SERVICE HOLDING, LLC	Delaware	20-5224826	Mr. Wheels, Inc.	California	95-3050274
G.B. IMPORT SALES & SERVICE, LLC	Delaware	65-0944605	Mullinax East, LLC	Delaware	57-1174463
GENE EVANS FORD, LLC	Delaware	65-0944608	MULLINAX FORD NORTH CANTON, INC.	Ohio	34-1706005
George Sutherlin Nissan, LLC	Delaware	47-0922627	Mullinax Ford South, Inc.	Florida	59-2745619
Government Boulevard Motors, Inc.	Alabama	62-1502108	Mullinax Lincoln-Mercury, Inc.	Delaware	34-1555317
Gulf Management, Inc.	Florida	59-2908603	Mullinax Used Cars, Inc.	Ohio	34-1663489
Hayward Dodge, Inc.	Delaware	94-1689551	Naperville Imports, Inc.	Delaware	65-1151451
Hillard Auto Group, Inc.	Texas	75-1965005	NEWPORT BEACH CARS HOLDING, LLC	Delaware	20-5224604
Hollywood Imports Limited, Inc.	Florida	59-2025810	NEWPORT BEACH CARS, LLC	Delaware	65-0944175
Hollywood Kia, Inc.	Florida	65-0619873	Nichols Ford, Ltd.	Texas	20-0057609
HORIZON CHEVROLET, INC.	Ohio	34-1245635	Nichols GP, LLC	Delaware	33-1062338
HOUSE OF IMPORTS HOLDING, LLC	Delaware	20-5226553	Nissan of Brandon, Inc.	Florida	59-2872723
House of Imports, Inc.	California	95-2498811	Northpoint Chevrolet, LLC	Delaware	47-0922630
Houston Auto M. Imports Greenway, Ltd.	Texas	20-0057720	Northwest Financial Group, Inc.	Washington	91-1666832
Houston Auto M. Imports North, Ltd.	Texas	20-0058197	Ontario Dodge, Inc.	California	33-0380793
Houston Imports Greenway GP, LLC	Delaware	56-2307542	Oxnard Venture Holdings, Inc.	Delaware	26-3454865
Houston Imports North GP, LLC	Delaware	56-2307540	Payton-Wright Ford Sales, Inc.	Texas	75-1231297
IRVINE IMPORTS HOLDING, LLC	Delaware	20-5225601	Peyton Cramer Automotive	California	33-0612289
Irvine Imports, Inc.	California	33-0374310	PEYTON CRAMER AUTOMOTIVE HOLDING, LLC	Delaware	20-5226609
IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP	Georgia	88-0377749	PEYTON CRAMER F. HOLDING, LLC	Delaware	20-5225040
JEMAUTCO, INC.	Ohio	31-1153168	Peyton Cramer Ford	California	95-3410394
JERRY GLEASON CHEVROLET, INC.	Illinois	36-2840037	Peyton Cramer Infiniti	California	33-0567152
Jerry Gleason Dodge, Inc.	Illinois	36-4074146	PEYTON CRAMER INFINITI HOLDING, LLC	Delaware	20-5226653
Jim Quinlan Chevrolet Co.	Delaware	59-1055603	Peyton Cramer Jaguar	California	33-0567150
Joe MacPherson Ford	California	33-0180618	Peyton Cramer Lincoln-Mercury	California	33-0679879
Joe MacPherson Imports No. I	California	33-0745137	PEYTON CRAMER LM HOLDING, LLC	Delaware	20-5224570
Joe MacPherson Infiniti	California	33-0127306	Pierce Automotive Corporation	Arizona	86-0811184
JOE MACPHERSON INFINITI HOLDING, LLC	Delaware	20-5224941	PIERCE, LLC	Delaware	65-0944638
JOE MACPHERSON OLDSMOBILE	California	33-0293599	Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	Delaware	86-0928955
JOHN M. LANCE FORD, LLC	Delaware	65-0944184	Plains Chevrolet GP, LLC	Delaware	06-1699677
J-R Advertising Company	Colorado	84-1177523	Plains Chevrolet, Ltd.	Texas	20-0058622
J-R Motors Company North	Colorado	84-1167355	PMWQ, Inc.	Nevada	75-2748417
J-R Motors Company South	Colorado	84-1167319	PMWQ, Ltd.	Texas	75-2748419
JRJ Investments, Inc.	Nevada	88-0199942	Port City Imports, Inc.	Texas	74-2403712
Kenyon Dodge, Inc.	Florida	59-0479520	Prime Auto Resources, Inc.	California	33-0718037
King’s Crown Ford, Inc.	Delaware	59-2018826	Quality Nissan GP, LLC	Delaware	06-1699678
NY Palisades Luxury Imports, Inc. f/k/a Kirkland Motors, Inc.	Delaware	45-4496937	Quality Nissan, Ltd.	Texas	20-0058629
L.P. Evans Motors WPB, Inc.	Florida	59-0684221	Quinlan Motors, Inc.	Florida	59-3268936
L.P. Evans Motors, Inc.	Florida	59-0601584	R. Coop Limited	Colorado	84-1251979
Lance Children, Inc.	Ohio	34-1789728	R.L. Buscher II, Inc.	Colorado	84-1171763
Leesburg Imports, LLC	Delaware	06-1712528	R.L. Buscher III, Inc.	Colorado	84-1171764
Leesburg Motors, LLC	Delaware	06-1712525	Real Estate Holdings, Inc.	Florida	65-0789583
Les Marks Chevrolet, Inc.	Texas	76-0375065	Republic Resources Company	Delaware	51-0370517
Lew Webb’s Ford, Inc.	California	33-0677560	Republic Risk Management Services, Inc.	Florida	65-0782124
LEW WEBB’S IRVINE NISSAN HOLDING, LLC	Delaware	20-5225321	Resources Aviation, Inc.	Florida	65-0858501
Lew Webb’s Irvine Nissan, Inc.	California	33-0374313	RI Merger Corp.	Colorado	84-1492421
Lewisville Imports GP, LLC	Delaware	16-1640974	RI/BB Acquisition Corp.	Delaware	52-2127466
Lewisville Imports, Ltd.	Texas	06-1647785	RI/BBNM Acquisition Corp	Arizona	86-0914399
Lot 4 Real Estate Holdings, LLC	Delaware	32-0103034	RI/BRC Real Estate Corp.	California	65-0942312
Luxury Orlando Imports, Inc.	Delaware	45-4496251	RI/Hollywood Nissan Acquisition Corp.	Delaware	65-0784675
MacHoward Leasing	California	95-2267692	RI/LLC Acquisition Corp.	Colorado	84-1459545
MACHOWARD LEASING HOLDING, LLC	Delaware	20-5224996	RI/RMC Acquisition GP, LLC	Delaware	33-1062340
MacPherson Enterprises, Inc.	California	95-2706038	RI/RMC Acquisition, Ltd.	Texas	20-0057572
Magic Acquisition Corp.	Delaware	65-0711428	RI/RMP Acquisition Corp.	Delaware	52-2109996
MAGIC ACQUISITION HOLDING, LLC	Delaware	20-5226582
Maitland Luxury Imports, Inc. f/k/a Auto Company XV, Inc.	Delaware	45-4497658
Marks Family Dealerships, Inc.	Texas	74-1405873
Marks Transport, Inc.	Texas	76-0444883
AN Motors of Ft. Lauderdale, Inc. f/k/a	Florida	65-0721018
Maroone Chevrolet Ft. Lauderdale, Inc.

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
RI/RMT Acquisition GP, LLC	Delaware	02-0695720	VALLEY CHEVROLET, LLC	Delaware	47-0922623
RI/RMT Acquisition, Ltd.	Texas	20-0058111	VANDERBEEK MOTORS HOLDING, LLC	Delaware	20-5226839
RI/WFI Acquisition Corporation	Delaware	52-2124969	Vanderbeek Motors, Inc.	California	94-2494800
RKR Motors, Inc.	Florida	65-0070349	Vanderbeek Olds/GMC Truck, Inc.	California	68-0072435
Roseville Motor Corporation	California	94-2922942	VANDERBEEK TRUCK HOLDING, LLC	Delaware	20-5373982
ROSEVILLE MOTOR HOLDING, LLC	Delaware	20-5225195	VILLAGE MOTORS, LLC	Delaware	65-0944660
Sahara Imports, Inc.	Nevada	86-0869592	Vince Wiese Chevrolet, Inc.	Delaware	95-2703429
SAHARA NISSAN, INC.	Nevada	88-0133547	VINCE WIESE HOLDING, LLC	Delaware	20-5226871
SAUL CHEVROLET HOLDING, LLC	Delaware	20-5224718	W.O. Bankston Nissan, Inc.	Texas	75-1279211
SCM Realty, Inc.	Florida	59-2640748	WALLACE DODGE, LLC	Delaware	65-0944659
SHAMROCK F. HOLDING, LLC	Delaware	20-5226693	WALLACE FORD, LLC	Delaware	65-0944658
Shamrock Ford, Inc.	California	94-2220473	WALLACE LINCOLN-MERCURY, LLC	Delaware	65-0944657
Six Jays LLC	Colorado	84-1364768	WALLACE NISSAN, LLC	Delaware	65-0944655
SMI MOTORS HOLDING, LLC	Delaware	20-5226719	Webb Automotive Group, Inc.	California	33-0338459
SMI Motors, Inc.	California	95-4399082	West Colorado Motors, LLC	Delaware	65-0944593
AN San Jose Luxury Imports Holdings, LLC f/k/a SMYTHE EUROPEAN HOLDING, LLC	Delaware	20-5225929	West Colton Cars, Inc.	California	77-0428114
AN San Jose Luxury Imports, Inc. f/k/a Smythe European, Inc.	California	94-2633163	West Side Motors, Inc.	Tennessee	62-1030139
South Broadway Motors, LLC	Delaware	65-0944625	Westgate Chevrolet GP, LLC	Delaware	06-1699676
Southwest Motors of Denver, LLC	Delaware	65-0944643	Westgate Chevrolet, Ltd.	Texas	20-0058608
STAR MOTORS, LLC	Delaware	65-0944646	Westmont A. Imports, Inc.	Delaware	65-0725800
Steakley Chevrolet GP, LLC	Delaware	02-0695725	Westmont B. Imports, Inc.	Delaware	65-1151452
Steakley Chevrolet, Ltd.	Texas	20-0058140	Westmont M. Imports, Inc.	Delaware	65-1151453
Steeplechase Motor Company	Texas	76-0244476	Woody Capital Investment Company II	Colorado	84-1167986
STEVE MOORE CHEVROLET DELRAY, LLC	Delaware	65-0944647	Woody Capital Investment Company III	Colorado	84-1167988
STEVE MOORE CHEVROLET, LLC	Delaware	65-0944670	Working Man’s Credit Plan, Inc.	Texas	75-2458731
STEVENS CREEK HOLDING, LLC	Delaware	20-5225154	Allen Samuels Enterprises, Inc.	Texas	75-2271986
Stevens Creek Luxury Imports Holding, LLC	Delaware	45-4503334	Allen Samuels Chevrolet of Corpus Christi, Inc.	Texas	74-2652504
Stevens Creek Luxury Imports, Inc.	Delaware	45-4496303	Allen Samuels Chevrolet of Waco, Inc.	Texas	74-1776820
Stevens Creek Motors, Inc.	California	94-3010181	TX Alliance Motors, Inc.	Texas	74-2941297
Sunrise Nissan of Jacksonville, Inc.	Florida	59-3427446	TX Ennis Autoplex Motors, Inc.	Texas	75-2301576
Sunrise Nissan of Orange Park, Inc.	Florida	59-1357686	TX Motors of North Richland Hills, Inc.	Delaware	75-1574866
Sunset Pontiac-GMC Truck South, Inc.	Florida	59-3128431	TX West Houston Motors, Inc.	Texas	74-2705707
Sunset Pontiac-GMC, Inc.	Michigan	38-1919584	TX Motors on Katy Freeway, Inc.	Texas	74-2941811
Superior Nissan, Inc.	North Carolina	62-1306501	TX Motors on Southwest Loop, Inc.	Texas	75-2095119
SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC	Delaware	65-0944667	Auto Company 2016-1, Inc.	Delaware	81-1349193
Sutherlin H. Imports, LLC	Delaware	47-0922631	Auto Company 2016-2, Inc.	Delaware	81-1349321
Sutherlin Imports, LLC	Delaware	65-0944664	Auto Company 2016-3, Inc.	Delaware	81-1349481
SUTHERLIN NISSAN, LLC	Delaware	65-0944665	Auto Company 2016-4, Inc.	Delaware	81-1349630
Sutherlin Town Center, Inc.	Georgia	58-2241820	Auto Company 2016-5, Inc.	Delaware	81-1367856
Tartan Advertising, Inc.	California	33-0191704	Auto Company 2016-6, Inc.	Delaware	81-1367949
Tasha Incorporated	California	94-2512050	Auto Company 2016-7, Inc.	Delaware	81-1368063
HVS Motors, LLC f/k/a TAYLOR JEEP EAGLE, LLC	Delaware	65-0944662	Auto Company 2016-8, Inc.	Delaware	81-1368158
TERRY YORK MOTOR CARS HOLDING, LLC	Delaware	20-5226742	Auto Company 2016-9, Inc.	Delaware	81-1387803
Terry York Motor Cars, Ltd.	California	95-3549353	Auto Company 2016-10, Inc.	Delaware	81-1387945
Texan Ford Sales, Ltd.	Texas	20-0058068	Auto Company 2016-11, Inc.	Delaware	81-1388043
Texan Ford, Inc.	Texas	76-0207034	Auto Company 2016-12, Inc.	Delaware	81-1388255
Texan Sales GP, LLC	Delaware	02-0695727	Auto Company 2016-13, Inc.	Delaware	81-1423815
Texas Management Companies LP, LLC	Delaware	52-2135873	Auto Company 2016-14, Inc.	Delaware	81-1423892
The Consulting Source, Inc.	Florida	59-2183874	Auto Company 2016-15, Inc.	Delaware	81-1423956
The Pierce Corporation II, Inc.	Arizona	86-0743383	Auto Company 2016-16, Inc.	Delaware	81-1424011
Tinley Park A. Imports, Inc.	Delaware	52-2124968	Auto Company 2016-17, Inc.	Delaware	81-1456473
Tinley Park J. Imports, Inc.	Delaware	52-2104777	Auto Company 2016-18, Inc.	Delaware	81-1456551
Tinley Park V. Imports, Inc.	Delaware	84-1041105	Auto Company 2016-19, Inc.	Delaware	81-1456608
TORRANCE NISSAN HOLDING, LLC	Delaware	20-5224866	Auto Company 2016-20, Inc.	Delaware	81-1456666
TORRANCE NISSAN, LLC	Delaware	65-0944661	Auto Dealership 2016-1, LLC	Delaware	81-1348781
Tousley Ford, Inc.	Minnesota	41-0609970	Auto Dealership 2016-2, LLC	Delaware	81-1349768
TOYOTA CERRITOS LIMITED PARTNERSHIP	Georgia	88-0377743	Auto Dealership 2016-3, LLC	Delaware	81-1368257
Triangle Corporation	Delaware	52-2025037	Auto Dealership 2016-4, LLC	Delaware	81-1368355
T-West Sales & Service, Inc.	Nevada	88-0235466	Auto Dealership 2016-5, LLC	Delaware	81-1388406
Valencia Auto Imports Holding, LLC	Delaware	45-4503286	Auto Dealership 2016-6, LLC	Delaware	81-1388478
VALENCIA B. IMPORTS HOLDING, LLC	Delaware	20-5225959	Auto Dealership 2016-7, LLC	Delaware	81-1424093
Valencia B. Imports, Inc.	Delaware	20-0152054	Auto Dealership 2016-8, LLC	Delaware	81-1424163
Valencia Dodge	California	95-3935812	Auto Dealership 2016-9, LLC	Delaware	81-1456370
VALENCIA DODGE HOLDING, LLC	Delaware	20-5226772	Auto Dealership 2016-10, LLC	Delaware	81-1456416
VALENCIA H. IMPORTS HOLDING, LLC	Delaware	20-5226809
Valencia H. Imports, Inc.	Delaware	20-0152004

*	All Additional Registrants have the following principal executive office:

c/o AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(954) 769-6000

PROSPECTUS

AutoNation, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell, together or separately, common stock, preferred stock, debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares or stock purchase contracts, as well as units that include any of these securities. The debt securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities.

We will provide specific terms of these securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision with respect to any offering.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “AN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 4 of this prospectus.

Investing in our securities involves risks, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in our periodic reports, in any prospectus supplement or free writing prospectus relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2016

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our strategy, future operations, financial position, estimated financial results, planned transactions, projected costs, prospects, goals and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “project,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Although we believe that the expectations, plans, intentions, and projections reflected in our forward-looking statements are reasonable, such statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•	The automotive retail industry is sensitive to changing economic conditions and various other factors. Our business and results of operations are substantially dependent on new vehicle sales levels in the United States and in our particular geographic markets and the level of gross profit margins that we can achieve on our sales of new vehicles, all of which are very difficult to predict.

•	Our new vehicle sales are impacted by the incentive, marketing, and other programs of vehicle manufacturers.

•	We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.

•	If we are not able to maintain and enhance our retail brands and reputation or to attract consumers to our own digital channels, or if events occur that damage our retail brands, reputation, or sales channels, our business and financial results may be harmed.

•	New laws, regulations, or governmental policies regarding fuel economy and greenhouse gas emission standards, or changes to existing standards, may affect vehicle manufacturers’ ability to produce cost-effective vehicles or vehicles that consumers demand, which could adversely impact our business, results of operations, financial condition, cash flow, and prospects.

•	Natural disasters and adverse weather events can disrupt our business.

•	We are subject to restrictions imposed by, and significant influence from, vehicle manufacturers that may adversely impact our business, financial condition, results of operations, cash flows, and prospects, including our ability to acquire additional stores.

•	We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows, and prospects.

•	Our operations are subject to extensive governmental laws and regulations. If we are found to be in purported violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results, and prospects could suffer.

•	A failure of our information systems or any security breach or unauthorized disclosure of confidential information could have a material adverse effect on our business.

•	Our debt agreements contain certain financial ratios and other restrictions on our ability to conduct our business, and our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our debt service obligations.

•	We are subject to interest rate risk in connection with our vehicle floorplan payables, revolving credit facility, and commercial paper program that could have a material adverse effect on our profitability.

•	Goodwill and other intangible assets comprise a significant portion of our total assets. We must test our goodwill and other intangible assets for impairment at least annually, which could result in a material, non-cash write-down of goodwill or franchise rights and could have a material adverse impact on our results of operations and shareholders’ equity.

•	Our largest stockholders, as a result of their ownership stakes in us, may have the ability to exert substantial influence over actions to be taken or approved by our stockholders or Board of Directors. In addition, future share repurchases and fluctuations in the levels of ownership of our largest stockholders could impact the volume of trading, liquidity, and market price of our common stock.

Please refer to our most recent Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission (the “SEC”) for additional discussion of the foregoing risks. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement or a free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material (including any free writing prospectus) may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find Additional Information” on page 4 of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For convenience, the terms “AutoNation,” “the Company,” “we,” “us,” and “our” are used in this prospectus to refer to AutoNation, Inc. and its subsidiaries, unless otherwise required by the context. Our dealership operations are conducted by our subsidiaries.

THE COMPANY

This summary highlights certain information about AutoNation, Inc. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement or free writing prospectus and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find Additional Information.”

AutoNation, Inc., through its subsidiaries, is the largest automotive retailer in the United States. As of December 31, 2015, we owned and operated 342 new vehicle franchises from 254 stores located in the United States, predominantly in major metropolitan markets in the Sunbelt region. Our stores sell 35 different new vehicle brands. The core brands of new vehicles that we sell, representing approximately 95% of the new vehicles that we sold in 2015, are manufactured by Toyota (including Lexus), Ford, Honda, Nissan, General Motors, Mercedes-Benz, FCA US (formerly Chrysler), BMW, and Volkswagen (including Audi and Porsche).

We offer a diversified range of automotive products and services, including new vehicles, used vehicles, “parts and service,” which includes automotive repair and maintenance services as well as wholesale parts and collision businesses, and automotive “finance and insurance” products, which include vehicle service and other protection products, as well as the arranging of financing for vehicle purchases through third-party finance sources.

We were incorporated in Delaware in 1991. Our principal executive offices are located at 200 SW 1st Ave, Fort Lauderdale, FL 33301, and our telephone number at that address is (954) 769-6000. We maintain a website at www.autonation.com. Information contained in or accessed through our website and social media channels does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials (including any free writing prospectus), you should carefully consider the risk factors described in the section entitled “Risk Factors” in (i) any prospectus supplement or free writing prospectus; (ii) our most recent Annual Report on Form 10-K; and (iii) any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information” on page 4 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or a free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, construction of new facilities, repayment or refinancing of debt, share repurchases and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	5.3	5.3	4.8	4.4	4.6

The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consist of income from continuing operations before taxes, plus fixed charges. “Fixed charges” consist of interest on indebtedness, including floorplan interest, amortization of debt issuance costs and the estimated portion of rental expense we deem to be representative of the interest factor of rental payments under operating leases.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based on our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated By-Laws (our “By-Laws”) and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and By-Laws below. The summary is not complete and is subject to, and is qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our By-Laws, which are incorporated by reference herein. You should read our Certificate of Incorporation and By-Laws for the provisions that are important to you.

Copies of our Certificate of Incorporation and By-Laws are available upon request. Please see “Where You Can Find Additional Information” below. As used in this “Description of Capital Stock,” the terms “our,” “ours” and “us” refer only to AutoNation, Inc., a Delaware corporation, and not, unless otherwise indicated, to any of its subsidiaries.

Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 8, 2016, there were 107,224,827 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the ticker symbol “AN.” Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors (“Board”) out of funds legally available therefor. Upon any liquidation or dissolution of AutoNation, holders of our common stock are entitled to share pro rata in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to create preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our Board is authorized to, among other things, provide that any such class or series of preferred stock may be (i) entitled to voting powers, full or limited (ii) subject to redemption at such time or times and at such price or prices as our Board may establish; (iii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our Board may establish; (iv) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our Board may establish; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our Board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation and By-Laws and the DGCL

Certain provisions in our Certificate of Incorporation and By-Laws and the DGCL may have the effect of delaying, deferring or discouraging another party from acquiring us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice of Stockholder Proposals or Nominations

Our By-Laws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. In addition to certain other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, such stockholder generally must have given notice thereof in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special Meetings of Stockholders

Our By-Laws deny stockholders the right to call a special meeting of stockholders. Our By-Laws provide that only the Board may call special meetings of the stockholders. Stockholders are permitted under our By-Laws to act by written consent in lieu of a meeting.

Delaware General Corporation Law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares, stock purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold by us:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including our affiliates;

•	through a combination of any such methods of sale; or

•	through any other methods described in the applicable prospectus supplement or free writing prospectus.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement or a free writing prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) after the date of this prospectus and prior to the termination of the offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 11, 2016;

•	Our Current Report on Form 8-K filed with the SEC on February 17, 2016; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 17, 1997.

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

Attention: Legal Department

Telephone: (954) 769-6000

LEGAL MATTERS

C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois will pass upon the validity of any securities issued under this prospectus. Mr. Edmunds owns shares of our common stock, and holds stock options and restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of AutoNation, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states that AutoNation, Inc. acquired fourteen stores in the fourth quarter of 2015, and management excluded from its assessment of the effectiveness of AutoNation, Inc.’s internal control over financial reporting as of December 31, 2015, the fourteen stores, which had less than 2.5% of total assets and less than 0.5% of total revenue included in the consolidated financial statements of AutoNation, Inc. and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of AutoNation, Inc. also excluded an evaluation of the internal control over financial reporting of the fourteen stores.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Printing fees and expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Trustee fees and expenses	$	**
Miscellaneous expenses	$	**

TOTAL	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**	Not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Board shall have all powers and authority which may be granted to a board of directors of a corporation under the Delaware General Corporation Law (the “DGCL”) to provide indemnification for directors, officers, employees, and/or agents of the Company to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the DGCL, as amended from time to time.

In accordance with the requirements of Section 102 of the DGCL, the Certificate of Incorporation further provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company (the “By-Laws”) provide for a series of indemnification powers and procedures that follow the language of Section 145 of the DGCL.

Article VII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The By-Laws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

The By-Laws provide that the Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.

The By-Laws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the By-Laws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.

The By-Laws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

The above summary is qualified in its entirety by reference to the complete text of the DGCL, Certificate of Incorporation and the By-Laws.

ITEM 16.	EXHIBITS

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2010)

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2012)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 11, 2016)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of C. Coleman G. Edmunds (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities;

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

AUTONATION, INC.

By:	/s/ Michael J. Jackson
Michael J. Jackson
Chairman of the Board, Chief Executive Officer and President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Jackson	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	February 17, 2016
Michael J. Jackson

/s/ Cheryl Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 17, 2016
Cheryl Miller

/s/ Christopher R. Cade	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 17, 2016
Christopher R. Cade

/s/ Robert J. Brown	Director	February 17, 2016
Robert J. Brown

/s/ Rick L. Burdick	Director	February 17, 2016
Rick L. Burdick

/s/ Tomago Collins	Director	February 17, 2016
Tomago Collins

/s/ David B. Edleson	Director	February 17, 2016
David B. Edelson

/s/ Robert R. Grusky	Director	February 17, 2016
Robert R. Grusky

/s/ Kaveh Khosrowshahi	Director	February 17, 2016
Kaveh Khosrowshahi

/s/ Michael Larson	Director	February 17, 2016
Michael Larson

/s/ G. Mike Mikan	Director	February 17, 2016
G. Mike Mikan

/s/ Alison H. Rosenthal	Director	February 17, 2016
Alison H. Rosenthal

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

7 ROD REAL ESTATE NORTH, A LIMITED LIABILITY COMPANY

7 ROD REAL ESTATE SOUTH, A LIMITED LIABILITY COMPANY

ABRAHAM CHEVROLET-TAMPA, INC.

ALBERT BERRY MOTORS, INC.

ALL-STATE RENT A CAR, INC.

AN CJ VALENCIA, INC.

AN CORPORATE MANAGEMENT PAYROLL CORP.

AN DEALERSHIP HOLDING CORP.

AN TUCSON IMPORTS, LLC

AN WEST CENTRAL REGION MANAGEMENT, LLC

AN/GMF, INC.

AN/KPBG MOTORS, INC.

AN/MF ACQUISITION CORP

ANDERSON CHEVROLET

ANDERSON CHEVROLET LOS GATOS, INC.

ANDERSON CUPERTINO, INC.

AUTO AD AGENCY, INC.

AUTO COMPANY XL, INC.

AUTO COMPANY XLI, INC.

AUTO COMPANY XLII, INC.

AUTO COMPANY XLIII, INC.

AUTO COMPANY XLIV, INC.

AUTO COMPANY XLV, INC.

AUTO COMPANY XXIX, INC.

AUTO COMPANY XXVII, INC.

AUTO COMPANY XXVIII, INC.

AUTO COMPANY XXX, INC.

AUTO COMPANY XXXI, INC.

AUTO COMPANY XXXII, INC.

AUTO COMPANY XXXIII, INC.

AUTO COMPANY XXXIV, INC.

AUTO COMPANY XXXIX, INC.

AUTO COMPANY XXXV, INC.

AUTO COMPANY XXXVI, INC.

AUTO COMPANY XXXVII, INC.

AUTO COMPANY XXXVIII, INC.

AUTO DEALERSHIP VII, LLC

AUTO DEALERSHIP XX, LLC

AUTO DEALERSHIP XXI, LLC

AUTO DEALERSHIP XXII, LLC

AUTO DEALERSHIP XXIII, LLC

AUTO DEALERSHIP XXIV, LLC

AUTO DEALERSHIP XXIX, LLC

AUTO DEALERSHIP XXV, LLC

AUTO DEALERSHIP XXVI, LLC

AUTO DEALERSHIP XXVII, LLC

AUTO DEALERSHIP XXVIII, LLC

AUTO DEALERSHIP XXX, LLC

AUTO HOLDING, LLC

AUTO WEST, INC.

AUTONATION CORPORATE MANAGEMENT, LLC

AUTONATION ENTERPRISES INCORPORATED

AUTONATION MOTORS HOLDING CORP.

AUTONATION MOTORS OF LITHIA SPRINGS, INC.

AUTONATION NORTHWEST MANAGEMENT, LLC

AUTONATION REALTY CORPORATION

BANKSTON AUTO, INC.

BATFISH, LLC

BBCSS, INC.

BEACH CITY CHEVROLET COMPANY, INC.

BEACH CITY HOLDING, LLC

BLEDSOE DODGE, LLC

BOB TOWNSEND FORD, INC.

BOSC AUTOMOTIVE REALTY, INC.

CHAMPION CHEVROLET HOLDING, LLC

CHAMPION CHEVROLET, LLC

CHAMPION FORD, INC.

CHARLIE THOMAS CHRYSLER-PLYMOUTH, INC.

CHESROWN AUTO, LLC

CHESROWN FORD, INC.

CJ VALENCIA HOLDING, LLC

CONSUMER CAR CARE CORPORATION

CORPORATE PROPERTIES HOLDING, INC.

COURTESY AUTO GROUP, INC.

DEAL DODGE OF DES PLAINES, INC.

DEALERSHIP PROPERTIES, INC.

DESERT CHRYSLER-PLYMOUTH, INC.

DESERT DODGE, INC.

DON-A-VEE JEEP-EAGLE, INC.

DRIVER`S MART WORLDWIDE, INC.

EASTGATE FORD, INC.

EL MONTE IMPORTS HOLDING, LLC

EL MONTE IMPORTS, INC.

EL MONTE MOTORS HOLDING, LLC

EL MONTE MOTORS, INC.

FLORIDA AUTO CORP.

FORD OF KIRKLAND, INC.

FRED OAKLEY MOTORS, INC.

HAYWARD DODGE, INC.

HORIZON CHEVROLET, INC.

JEMAUTCO, INC.

JERRY GLEASON CHEVROLET, INC.

JERRY GLEASON DODGE, INC.

JOE MACPHERSON IMPORTS NO. I

JOE MACPHERSON OLDSMOBILE

KENYON DODGE, INC.

LES MARKS CHEVROLET, INC.

LEW WEBB’S FORD, INC.

LEW WEBB’S IRVINE NISSAN HOLDING, LLC

LEW WEBB’S IRVINE NISSAN, INC.

MACHOWARD LEASING

MARKS FAMILY DEALERSHIPS, INC.

MC/RII, LLC

METRO CHRYSLER JEEP, INC.

MIKE SHAD CHRYSLER PLYMOUTH JEEP EAGLE, INC.

MISSION BLVD. MOTORS, INC.

MULLINAX LINCOLN-MERCURY, INC.

ONTARIO DODGE, INC.

PAYTON-WRIGHT FORD SALES, INC.

PEYTON CRAMER JAGUAR

PEYTON CRAMER LINCOLN-MERCURY

PEYTON CRAMER LM HOLDING, LLC

PITRE CHRYSLER-PLYMOUTH-JEEP OF SCOTTSDALE, INC.

PMWQ, INC.

PMWQ,	LTD.
BY:	PMWQ, INC.
ITS:	GENERAL PARTNER

REAL ESTATE HOLDINGS, INC.

REPUBLIC RESOURCES COMPANY

REPUBLIC RISK MANAGEMENT SERVICES, INC.

RESOURCES AVIATION, INC.

RI MERGER CORP.

RI/BBNM ACQUISITION CORP.

RI/BRC REAL ESTATE CORP.

RI/RMP ACQUISITION CORP.

RI/WFI ACQUISITION CORPORATION

SAUL CHEVROLET HOLDING, LLC

SCM REALTY, INC.

SHAMROCK F. HOLDING, LLC

SHAMROCK FORD, INC.

SIX JAYS LLC

SMI MOTORS HOLDING, LLC

SMI MOTORS, INC.

STEAKLEY CHEVROLET GP, LLC

STEAKLEY CHEVROLET, LTD.

BY:	STEAKLEY CHEVROLET GP, LLC
ITS:	GENERAL PARTNER

STEEPLECHASE MOTOR COMPANY

SUNSET PONTIAC-GMC TRUCK SOUTH, INC.

SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE,

LLC

TARTAN ADVERTISING, INC.

THE CONSULTING SOURCE, INC.

THE PIERCE CORPORATION II, INC.

TINLEY PARK A. IMPORTS, INC.

TINLEY PARK J. IMPORTS, INC.

TINLEY PARK V. IMPORTS, INC.

TRIANGLE CORPORATION

VALENCIA DODGE

VALENCIA DODGE HOLDING, LLC

VANDERBEEK OLDS/GMC TRUCK, INC.

VANDERBEEK TRUCK HOLDING, LLC

WALLACE DODGE, LLC

WALLACE LINCOLN-MERCURY, LLC

WEST COLTON CARS, INC.

WORKING MAN’S CREDIT PLAN, INC.

AUTONATION FINANCIAL SERVICES, LLC

DEALERSHIP REALTY CORPORATION

ALLEN SAMUELS ENTERPRISES, INC.

AUTO COMPANY 2016-1, INC.

AUTO COMPANY 2016-2, INC.

AUTO COMPANY 2016-3, INC.

AUTO COMPANY 2016-4, INC.

AUTO COMPANY 2016-5, INC.

AUTO COMPANY 2016-6, INC.

AUTO COMPANY 2016-7, INC.

AUTO COMPANY 2016-8, INC.

AUTO COMPANY 2016-9, INC.

AUTO COMPANY 2016-10, INC.

AUTO COMPANY 2016-11, INC.

AUTO COMPANY 2016-12, INC.

AUTO COMPANY 2016-13, INC.

AUTO COMPANY 2016-14, INC.

AUTO COMPANY 2016-15, INC.

AUTO COMPANY 2016-16, INC.

AUTO COMPANY 2016-17, INC.

AUTO COMPANY 2016-18, INC.

AUTO COMPANY 2016-19, INC.

AUTO COMPANY 2016-20, INC.

AUTO DEALERSHIP 2016-1, LLC

AUTO DEALERSHIP 2016-2, LLC

AUTO DEALERSHIP 2016-3, LLC

AUTO DEALERSHIP 2016-4, LLC

AUTO DEALERSHIP 2016-5, LLC

AUTO DEALERSHIP 2016-6, LLC

AUTO DEALERSHIP 2016-7, LLC

AUTO DEALERSHIP 2016-8, LLC

AUTO DEALERSHIP 2016-9, LLC

AUTO DEALERSHIP 2016-10, LLC

By:	/s/ William R. Berman
William R. Berman President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ William R. Berman William R. Berman	President and Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 17, 2016

/s/ Andrew Wamser Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

/s/ Jonathan P. Ferrando Jonathan P. Ferrando	Director (as to corporate registrants)/Manager (as to limited liability company registrants)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on February 17, 2016.

ABRAHAM CHEVROLET-MIAMI, INC.

LUXURY ORLANDO IMPORTS, INC.

AN CADILLAC OF WPB, LLC

AN FLORIDA REGION MANAGEMENT, LLC

AN FORT MYERS IMPORTS, LLC

AN IMPORTS OF FT. LAUDERDALE, INC.

AN IMPORTS ON WESTON ROAD, INC.

AN LUXURY IMPORTS OF COCONUT CREEK, INC.

AN LUXURY IMPORTS OF PALM BEACH, INC.

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.

AN LUXURY IMPORTS OF SANFORD, LLC

AN LUXURY IMPORTS OF SARASOTA, INC.

AN MOTORS OF BROOKSVILLE, INC.

AN MOTORS OF DELRAY BEACH, INC.

AUTOHAUS HOLDINGS, INC.

AUTONATION IMPORTS OF LONGWOOD, INC.

AUTONATION IMPORTS OF PALM BEACH, INC.

AUTONATION IMPORTS OF WINTER PARK, INC.

AUTONATION ORLANDO VENTURE HOLDINGS, INC.

AUTONATION USA OF PERRINE, INC.

AUTONATION V. IMPORTS OF DELRAY BEACH, LLC

BEACON MOTORS, INC.

BENGAL MOTOR COMPANY, LTD.

BY:	BENGAL MOTORS, INC.
ITS:	GENERAL PARTNER

BENGAL MOTORS, INC.

BODY SHOP HOLDING CORP.

BULL MOTORS, LLC

CARLISLE MOTORS, LLC

CHEVROLET WORLD, INC.

COASTAL CADILLAC, INC.

CONTEMPORARY CARS, INC.

D/L MOTOR COMPANY

DON MEALEY CHEVROLET, INC.

DON MEALEY IMPORTS, INC.

FIRST TEAM AUTOMOTIVE CORP.

FIRST TEAM FORD OF MANATEE, LTD.

BY:	FIRST TEAM MANAGEMENT, INC.
ITS:	GENERAL PARTNER

FIRST TEAM FORD, LTD.

BY:	FIRST TEAM MANAGMENT, INC.
ITS:	GENERAL PARTNER

FIRST TEAM JEEP EAGLE, CHRYSLER-PLYMOUTH, LTD.

BY:	FIRST TEAM MANAGEMENT, INC.
ITS:	GENERAL PARTNER

FIRST TEAM MANAGEMENT, INC.

FT. LAUDERDALE NISSAN, INC.

GULF MANAGEMENT, INC.

JIM QUINLAN CHEVROLET CO.

KING’S CROWN FORD, INC.

L.P. EVANS MOTORS WPB, INC.

L.P. EVANS MOTORS, INC.

AN MOTORS ON FEDERAL HIGHWAY, LLC

MAITLAND LUXURY IMPORTS, INC.

MEALEY HOLDINGS, INC.

MIKE SHAD FORD, INC.

MULLINAX FORD SOUTH, INC.

NISSAN OF BRANDON, INC.

PEMBROKE MOTORS, INC.

QUINLAN MOTORS, INC.

RI/BB ACQUISITION CORP.

RI/HOLLYWOOD NISSAN ACQUISITION CORP.

RKR MOTORS, INC.

STAR MOTORS, LLC

STEVE MOORE CHEVROLET DELRAY, LLC

STEVE MOORE CHEVROLET, LLC

SUNRISE NISSAN OF JACKSONVILLE, INC.

SUNRISE NISSAN OF ORANGE PARK, INC.

SUNSET PONTIAC-GMC, INC.

SUTHERLIN IMPORTS, LLC

WALLACE FORD, LLC

WALLACE NISSAN, LLC

AUTO DEALERSHIP V, LLC

AN COLLISION CENTER FTL SOUTH, INC.

HOLLYWOOD IMPORTS LIMITED, INC.

AN MOTORS OF FT. LAUDERDALE, INC.

AN MOTORS OF PEMBROKE, LLC

HOLLYWOOD KIA, INC.

EMPIRE SERVICES AGENCY, INC.

AMERICAN WAY MOTORS, INC.

AN CENTRAL REGION MANAGEMENT, LLC

AN F. IMPORTS OF ATLANTA, LLC

AN H. IMPORTS OF ATLANTA, LLC

AN LUXURY IMPORTS OF MARIETTA, LLC

AN MOTORS OF MEMPHIS, INC.

AN T. IMPORTS OF ATLANTA, LLC

AN/MNI ACQUISITION CORP.

AUTONATION IMPORTS OF LITHIA SPRINGS, LLC

BILL AYARES CHEVROLET, LLC

CHUCK CLANCY FORD OF MARIETTA, LLC

COOK-WHITEHEAD FORD, INC.

COVINGTON PIKE MOTORS, INC.

DOBBS FORD OF MEMPHIS, INC.

DOBBS FORD, INC.

DOBBS MOBILE BAY, INC.

ED MULLINAX FORD, LLC

FOX CHEVROLET, LLC

FOX MOTORS, LLC

GENE EVANS FORD, LLC

GEORGE SUTHERLIN NISSAN, LLC

GOVERNMENT BOULEVARD MOTORS, INC.

JOHN M. LANCE FORD, LLC

LANCE CHILDREN, INC.

LEESBURG IMPORTS, LLC

LEESBURG MOTORS, LLC

LOT 4 REAL ESTATE HOLDINGS, LLC

MILLER-SUTHERLIN AUTOMOTIVE, LLC

MULLINAX EAST, LLC

MULLINAX FORD NORTH CANTON, INC.

MULLINAX USED CARS, INC.

NORTHPOINT CHEVROLET, LLC

SUTHERLIN H. IMPORTS, LLC

SUTHERLIN NISSAN, LLC

SUTHERLIN TOWN CENTER, INC.

VALLEY CHEVROLET, LLC

WEST SIDE MOTORS, INC.

AUTO COMPANY XVII, INC.

AUTO DEALERSHIP VI, LLC

AUTO COMPANY XXVI, INC.

HVA IMPORTS, LLC

HVM IMPORTS, LLC

HVS MOTORS, LLC

HVVW MOTORS, LLC

HV COLLISION, LLC

AN COLLISION CENTER OF SARASOTA, INC.

NY MT. KISCO LUXURY IMPORTS, INC.

NY PALISADES LUXURY IMPORTS, INC.

NY LUXURY MOTORS OF MT. KISCO, INC.

NY WHITE PLAINS LUXURY IMPORTS, INC.

NY LNR LUXURY IMPORTS, INC.

AL F-L MOTORS, LLC

AL FORT PAYNE MOTORS, LLC

GA CDJR MOTORS, LLC

GA H IMPORTS, LLC

GA HY IMPORTS, LLC

GA F IMPORTS, LLC

GA COLUMBUS IMPORTS, LLC

TN CDJR MOTORS, LLC

TN F IMPORTS, LLC

By:	/s/ James R. Bender
James R. Bender President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ James R. Bender James R. Bender	President and Sole Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 17, 2016

/s/ David Christopher Bruder David Christopher Bruder	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 17, 2016.

AN COLLISION CENTER OF ADDISON, INC.

AN COLLISION CENTER OF NORTH HOUSTON, INC.

AN CORPUS CHRISTI IMPORTS GP, LLC

AN CORPUS CHRISTI IMPORTS II GP, LLC

AN CORPUS CHRISTI IMPORTS II, LP

BY:	AN CORPUS CHRISTI IMPORTS II GP, LLC
ITS:	GENERAL PARTNER

AN CORPUS CHRISTI IMPORTS, LP

BY:	AN CORPUS CHRISTI IMPORTS GP, LLC
ITS:	GENERAL PARTNER

AN CORPUS CHRISTI T. IMPORTS GP, LLC

AN MOTORS ON SOUTH PADRE, LP F/K/A AN CORPUS CHRISTI CHEVROLET, LP

BY:	AN CORPUS CHRISTI GP, LLC
ITS:	GENERAL PARTNER

AN CORPUS CHRISTI GP, LLC

AN CORPUS CHRISTI IMPORTS ADV. GP, LLC

AN CORPUS CHRISTI IMPORTS ADV., LP

BY:	AN CORPUS CHRISTI ADV. GP, LLC
ITS:	GENERAL PARTNER

AN CORPUS CHRISTI MOTORS, INC.

AN CORPUS CHRISTI T. IMPORTS, LP

BY:	AN CORPUS CHRISTI T. IMPORTS GP, LLC
ITS:	GENERAL PARTNER

AN COUNTY LINE FORD, INC.

AN LUXURY IMPORTS GP, LLC

AN LUXURY IMPORTS, LTD.

BY:	AN LUXURY IMPORTS GP, LLC
ITS:	GENERAL PARTNER

AN MOTORS OF DALLAS, INC.

AN PONTIAC GMC HOUSTON NORTH GP, LLC

AN PONTIAC GMC HOUSTON NORTH, LP

BY:	AN PONTIAC GMC HOUSTON NORTH GP, LLC
ITS:	GENERAL PARTNER

AN TEXAS REGION MANAGEMENT, LTD.

BY:	AUTONATION NORTH TEXAS MANAGEMENT GP, LLC
ITS:	GENERAL PARTNER

AUTO COMPANY IX, INC.

AUTO COMPANY VI, INC.

AUTO COMPANY VII, INC.

AUTO COMPANY VIII, INC.

AUTO COMPANY XI, INC.

AUTO COMPANY XII, INC.

AUTONATION FORT WORTH MOTORS, LTD.

BY:	AUTONATION GM GP, LLC
ITS:	GENERAL PARTNER

AUTONATION GM GP, LLC

AUTONATION IMPORTS OF KATY GP, LLC

AUTONATION IMPORTS OF KATY, L.P.

BY:	AUTONATION IMPORTS OF KATY GP, LLC
ITS:	GENERAL PARTNER

AUTONATION NORTH TEXAS MANAGEMENT GP, LLC

BANKSTON CHRYSLER JEEP OF FRISCO, L.P.

BY:	BANKSTON CJ GP, LLC
ITS:	GENERAL PARTNER

BANKSTON CJ GP, LLC

BANKSTON FORD OF FRISCO, LTD. CO.

BANKSTON NISSAN IN IRVING, INC.

BANKSTON NISSAN LEWISVILLE GP, LLC

BANKSTON NISSAN LEWISVILLE, LTD.

BY:	BANKSTON NISSAN LEWISVILLE GP, LLC
ITS:	GENERAL PARTNER

CHARLIE HILLARD, INC.

CHARLIE THOMAS CHEVROLET GP, LLC

CHARLIE THOMAS CHEVROLET, LTD.

BY:	BENGAL MOTORS, INC.
ITS:	GENERAL PARTNER

CHARLIE THOMAS’ COURTESY GP, LLC

CHARLIE THOMAS COURTESY LEASING, INC.

CHARLIE THOMAS F. GP, LLC

CHARLIE THOMAS FORD, LTD.

BY:	CHARLIE THOMAS F. GP, LLC
ITS:	GENERAL PARTNER

CHARLIE THOMAS` COURTESY FORD, LTD.

BY:	CHARLIE THOMAS’ COURTESY GP, LLC
ITS:	GENERAL PARTNER

CORPUS CHRISTI COLLISION CENTER, INC.

CT INTERCONTINENTAL GP, LLC

CT INTERCONTINENTAL, LTD.

BY:	CT INTERCONTINENTAL GP, LLC
ITS:	GENERAL PARTNER

CT MOTORS, INC.

FINANCIAL SERVICES GP, LLC

FINANCIAL SERVICES, LTD.

BY:	FINANCIAL SERVICES GP, LLC
ITS:	GENERAL PARTNER

HILLARD AUTO GROUP, INC.

HOUSTON AUTO M. IMPORTS GREENWAY, LTD.

BY:	HOUSTON IMPORTS GREENWAY GP, LLC
ITS:	GENERAL PARTNER

HOUSTON AUTO M. IMPORTS NORTH, LTD.

BY:	HOUSTON IMPORTS NORTH GP, LLC
ITS:	GENERAL PARTNER

HOUSTON IMPORTS GREENWAY GP, LLC

HOUSTON IMPORTS NORTH GP, LLC

LEWISVILLE IMPORTS GP, LLC

LEWISVILLE IMPORTS, LTD.

BY:	LEWISVILLE IMPORTS GP, LLC
ITS:	GENERAL PARTNER

MARKS TRANSPORT, INC.

MIDWAY CHEVROLET, INC.

MIKE HALL CHEVROLET, INC.

NICHOLS FORD, LTD.

BY:	NICHOLS GP, LLC
ITS:	GENERAL PARTNER

NICHOLS GP, LLC

PLAINS CHEVROLET GP, LLC

PLAINS CHEVROLET, LTD.

BY:	PLAINS CHEVROLET GP, LLC
ITS:	GENERAL PARTNER

PORT CITY IMPORTS, INC.

QUALITY NISSAN GP, LLC

QUALITY NISSAN, LTD.

BY:	QUALITY NISSAN GP, LLC
ITS:	GENERAL PARTNER

RI/RMC ACQUISITION GP, LLC

RI/RMC ACQUISITION, LTD.

BY:	RI/RMC ACQUISITION GP, LLC
ITS:	GENERAL PARTNER

RI/RMT ACQUISITION, LTD.

BY:	RI/RMT ACQUISITION GP, LLC
ITS:	GENERAL PARTNER

RI/RMT ACQUISITION GP, LLC

TEXAN FORD SALES, LTD.

BY:	TEXAN SALES GP, LLC
ITS:	GENERAL PARTNER

TEXAN FORD, INC.

TEXAN SALES GP, LLC

TEXAS MANAGEMENT COMPANIES LP, LLC

W.O. BANKSTON NISSAN, INC.

WESTGATE CHEVROLET GP, LLC

WESTGATE CHEVROLET, LTD.

BY:	WESTGATE CHEVROLET GP, LLC
ITS:	GENERAL PARTNER

AN F. IMPORTS OF NORTH DENVER, LLC

AN/CF ACQUISITION CORP.

AUTO DEALERSHIP III, LLC

AUTO DEALERSHIP IV, LLC

C. GARRETT, INC.

CENTENNIAL AUTOMOTIVE, LLC

CHESROWN CHEVROLET, LLC

CHESROWN COLLISION CENTER, INC.

COURTESY BROADWAY, LLC

EMICH SUBARU WEST, LLC

J-R ADVERTISING COMPANY

J-R MOTORS COMPANY NORTH

BY:	WOODY CAPITAL INVESTMENT CO.III
ITS:	GENERAL PARTNER
BY:	R. COOP LIMITED
ITS:	GENERAL PARTNER
BY:	R.L. BUSCHER III, INC.
ITS:	GENERAL PARTNER

J-R MOTORS COMPANY SOUTH

BY:	WOODY CAPITAL INVESTMENT CO II
ITS:	GENERAL PARTNER
BY:	C. GARRETT, INC.
ITS:	GENERAL PARTNER
BY:	R.L. BUSCHER II, INC.
ITS:	GENERAL PARTNER

NAPERVILLE IMPORTS, INC.

R. COOP LIMITED

R.L. BUSCHER II, INC.

R.L. BUSCHER III, INC.

RI/LLC ACQUISITION CORP.

SOUTH BROADWAY MOTORS, LLC

SOUTHWEST MOTORS OF DENVER, LLC

SUPERIOR NISSAN, INC.

TOUSLEY FORD, INC.

VILLAGE MOTORS, LLC

WEST COLORADO MOTORS, LLC

WESTMONT A. IMPORTS, INC.

WESTMONT B. IMPORTS, INC.

WESTMONT M. IMPORTS, INC.

WOODY CAPITAL INVESTMENT COMPANY II

WOODY CAPITAL INVESTMENT COMPANY III

ALLEN SAMUELS CHEVROLET OF CORPUS CHRISTI, INC.

ALLEN SAMUELS CHEVROLET OF WACO, INC.

TX ALLIANCE MOTORS, INC.

TX ENNIS AUTOPLEX MOTORS, INC.

TX MOTORS ON KATY FREEWAY, INC.

TX MOTORS ON SOUTHWEST LOOP, INC.

TX WEST HOUSTON MOTORS, INC.

TX MOTORS OF NORTH RICHLAND HILLS, INC.

By:	/s/ Ronald J. Ardissone
Ronald J. Ardissone President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Ronald J. Ardissone Ronald J. Ardissone	President and Sole Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 17, 2016

/s/ Maura Berney Maura Berney	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on February 17, 2016.

COSTA MESA CARS, INC.

By:	/s/ Aaron Duport
Aaron Duport President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Aaron Duport Aaron Duport	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on February 17, 2016.

AN LUXURY IMPORTS OF SAN DIEGO, INC.

By:	/s/ Darrin Fetterolf
Darrin Fetterolf President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Darrin Fetterolf Darrin Fetterolf	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

VALENCIA H. IMPORTS, INC.

By:	/s/ Sam DiMaggio
Sam DiMaggio President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Aaron Duport Aaron Duport	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kattie Garren Kattie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 17, 2016.

CARWELL, LLC

By:	/s/ Gary Pilikyan
Gary Pilikyan President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Gary Pilikyan Gary Pilikyan	President and Manager (Principal Executive Officer)	February 17, 2016

/s/ Linda Terashita Linda Terashita	Vice President, Secretary and Manager	February 17, 2016

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

VINCE WIESE CHEVROLET, INC.

By:	/s/ Mark LeCompte
Mark LeCompte President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mark LeCompte Mark LeCompte	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 17, 2016.

PEYTON CRAMER FORD

By:	/s/ Aman Abraham
Aman Abraham President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Aman Abraham Aman Abraham	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Alejandro Wolniewitz Alejandro Wolniewitz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

MAGIC ACQUISITION CORP.

By:	/s/ Chance Corbitt
Chance Corbitt President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Chance Corbitt Chance Corbitt	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Katie Garren Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on February 17, 2016.

JOE MACPHERSON FORD

By:	/s/ Aaron X. Duport
Aaron X. Duport President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Aaron X. Duport Aaron X. Duport	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 17, 2016.

AUTO CAR, INC.

By:	/s/ Kevin Sitch
Kevin Sitch President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kevin Sitch Kevin Sitch	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kimberly Wirtz Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 17, 2016.

ALLISON BAVARIAN

By:	/s/ Peter Scibetta
Peter Scibetta President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Peter Scibetta Peter Scibetta	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Robert Benn Robert Benn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 17, 2016.

ROSEVILLE MOTOR CORPORATION

By:	/s/ James Rentschler
James Rentschler President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ James Rentschler James Rentschler	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kimberly Wirtz Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 17, 2016.

STEVENS CREEK MOTORS, INC.

By:	/s/ Rick Flores
Rick Flores President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Rick Flores Rick Flores	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Robert Benn Robert Benn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on February 17, 2016.

TERRY YORK MOTOR CARS, LTD.

By:	/s/ Sudhir Sood
Sudhir Sood President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Sudhir Sood Sudhir Sood	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 17, 2016.

AN FREMONT LUXURY IMPORTS, INC.

By:	/s/ Gretchen Sprenger
Gretchen Sprenger President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Gretchen Sprenger Gretchen Sprenger	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Robert Benn Robert Benn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 17, 2016.

CERRITOS BODY WORKS, INC.

By:	/s/ Sean Aheam
Sean Aheam President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Sean Aheam Sean Aheam	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 17, 2016.

PEYTON CRAMER AUTOMOTIVE

By:	/s/ Veronica Gutierrez
Veronica Gutierrez President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Veronica Gutierrez Veronica Gutierrez	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Alejandro Wolniewitz Alejandro Wolniewitz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 17, 2016.

G.B. IMPORT SALES & SERVICE, LLC

By:	/s/ Stephen Ferrara
Stephen Ferrara President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stephen Ferrara Stephen Ferrara	President and Sole Manager (Principal Executive Officer)	February 17, 2016

/s/ Alejandro Wolniewitz Alejandro Wolniewitz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

VALENCIA B. IMPORTS, INC.

By:	/s/ Charles Coia
Charles Coia President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Charles Coia Charles Coia	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kattie Garren Kattie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on February 17, 2016.

NEWPORT BEACH CARS, LLC

By:	/s/ Tim Tauber
Tim Tauber President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Tim Tauber Tim Tauber	President and Director (Principal Executive Officer)	February 17, 2016

/s/ Evan Ellis Evan Ellis	Vice President, Secretary and Director	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 17, 2016.

EDGREN MOTOR COMPANY, INC.

By:	/s/ Ken Brizendine
Ken Brizendine President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ken Brizendine Ken Brizendine	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Robert Benn Robert Benn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 17, 2016.

VANDERBEEK MOTORS, INC.

By:	/s/ Les Braner
Les Braner President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Les Braner Les Braner	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kimberly Wirtz Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on February 17, 2016.

JOE MACPHERSON INFINITI

By:	/s/ Arnold Lal
Arnold Lal President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Arnold Lal Arnold Lal	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 17, 2016.

PEYTON CRAMER INFINITI

By:	/s/ Stephen Ferrara
Stephen Ferrara President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Stephen Ferrara Stephen Ferrara	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Alejandro Wolniewitz Alejandro Wolniewitz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, State of California, on February 17, 2016.

TORRANCE NISSAN, LLC

By:	/s/ Cyrus Mazaherian
Cyrus Mazaherian President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Cyrus Mazaherian Cyrus Mazaherian	President and Sole Manager (Principal Executive Officer)	February 17, 2016

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 17, 2016.

ALLISON BAVARIAN HOLDING, LLC

AN CHEVROLET - ARROWHEAD, INC.

AN COLLISION CENTER OF LAS VEGAS, INC.

AN COLLISION CENTER OF TEMPE, INC.

AN F. IMPORTS OF HAWTHORNE HOLDING, LLC

AN F. IMPORTS OF NORTH PHOENIX, INC.

AN F. IMPORTS OF ROSEVILLE HOLDING, LLC

RENTON H IMPORTS, INC.

AN IMPORTS OF SEATTLE, INC.

AN IMPORTS OF SPOKANE, INC.

AN IMPORTS OF STEVENS CREEK HOLDING, LLC

AN LUXURY IMPORTS HOLDING, LLC

AN LUXURY IMPORTS OF PHOENIX, INC.

AN LUXURY IMPORTS OF SPOKANE, INC.

AN LUXURY IMPORTS OF TUCSON, INC.

AN MOTORS OF SCOTTSDALE, LLC

AN SEATTLE MOTORS, INC.

AN SUBARU MOTORS, INC.

AN WESTERN REGION MANAGEMENT, LLC

AN/PF ACQUISITION CORP.

APPLEWAY CHEVROLET, INC.

AUTO CAR HOLDING, LLC

AUTO COMPANY XIII, INC.

AUTO COMPANY XIV, INC.

AUTO MISSION HOLDING, LLC

BELLEVUE AUTOMOTIVE, INC.

BELL MOTORS, LLC

BROWN & BROWN CHEVROLET -

SUPERSTITION SPRINGS, LLC

BROWN & BROWN CHEVROLET, INC.

BROWN & BROWN NISSAN MESA, L.L.C.

BROWN & BROWN NISSAN, INC.

BUICK MART LIMITED PARTNERSHIP

BY:	WEBB AUTOMOTIVE GROUP, INC.
ITS:	GENERAL MANAGER

CARWELL HOLDING, LLC

CERRITOS BODY WORKS HOLDING, LLC

COSTA MESA CARS HOLDING, LLC

DESERT BUICK-GMC TRUCKS, L.L.C.

DESERT GMC, L.L.C.

DOBBS MOTORS OF ARIZONA, INC.

EDGREN MOTOR HOLDING, LLC

FIT KIT HOLDING, LLC

FREMONT LUXURY IMPORTS HOLDING, LLC

G.B. IMPORT SALES & SERVICE HOLDING, LLC

HOUSE OF IMPORTS HOLDING, LLC

IRVINE IMPORTS HOLDING, LLC

IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP

BY:	WEBB AUTOMOTIVE GROUP, INC.
ITS:	GENERAL MANAGER

JOE MACPHERSON INFINITI HOLDING, LLC

JRJ INVESTMENTS, INC.

MACHOWARD LEASING HOLDING, LLC

MACPHERSON ENTERPRISES, INC.

MAGIC ACQUISITION HOLDING, LLC

MR. WHEELS HOLDING, LLC

NEWPORT BEACH CARS HOLDING, LLC

NORTHWEST FINANCIAL GROUP, INC.

OXNARD VENTURE HOLDINGS, INC.

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC

PEYTON CRAMER F. HOLDING, LLC

PEYTON CRAMER INFINITI HOLDING, LLC

PIERCE AUTOMOTIVE CORPORATION

PIERCE, LLC

ROSEVILLE MOTOR HOLDING, LLC

SAHARA IMPORTS, INC.

SAHARA NISSAN, INC.

AN SAN JOSE LUXURY IMPORTS HOLDINGS, LLC

STEVENS CREEK HOLDING, LLC

STEVENS CREEK LUXURY IMPORTS HOLDING, LLC

TASHA INCORPORATED

TERRY YORK MOTOR CARS HOLDING, LLC

TORRANCE NISSAN HOLDING, LLC

TOYOTA CERRITOS LIMITED PARTNERSHIP

BY:	WEBB AUTOMOTIVE GROUP, INC.
ITS:	GENERAL MANAGER

T-WEST SALES & SERVICE, INC.

VALENCIA AUTO IMPORTS HOLDING, LLC

VALENCIA B. IMPORTS HOLDING, LLC

VALENCIA H. IMPORTS HOLDING, LLC

VANDERBEEK MOTORS HOLDING, LLC

VINCE WIESE HOLDING, LLC

WEBB AUTOMOTIVE GROUP, INC.

AUTO COMPANY XIX, INC.

AUTO COMPANY XXI, INC.

AUTO COMPANY XXV, INC.

AUTO DEALERSHIP VIII, LLC

AUTO DEALERSHIP IX, LLC

AUTO DEALERSHIP X, LLC

By:	/s/ Lance E. Iserman
Lance E. Iserman President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Sole Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 17, 2016.

AN IMPORTS OF STEVENS CREEK, INC.

By:	/s/ Ryan Nelson
Ryan Nelson President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Ryan Nelson Ryan Nelson	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Robert Benn Robert Benn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, State of California, on February 17, 2016.

AN F. IMPORTS OF HAWTHORNE, LLC

By:	/s/ Cyrus Mazaherian
Cyrus Mazaherian President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Cyrus Mazaherian Cyrus Mazaherian	President and Sole Manager (Principal Executive Officer)	February 17, 2016

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 17, 2016.

AN F. IMPORTS OF ROSEVILLE, INC.

By:	/s/ James Rentschler
James Rentschler President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ James Rentschler James Rentschler	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kimberly Wirtz Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

ACER FIDUCIARY, INC.

By:	/s/ C. Coleman G. Edumnuds
C. Coleman G. Edmunds President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ C. Coleman G. Edmunds C. Coleman G. Edmunds	President (Principal Executive Officer)	February 17, 2016

/s/ Andrew Wamser Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

/s/ William R. Berman William R. Berman	Director	February 17, 2016

/s/ Jonathan P. Ferrando Jonathan P. Ferrando	Director	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

AUTONATION HOLDING CORP.

By:	/s/ William R. Berman
William R. Berman President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ William R. Berman William R. Berman	President (Principal Executive Officer)	February 17, 2016

/s/ Andrew Wamser Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

/s/ C. Coleman G. Edmunds C. Coleman G. Edmunds	Director	February 17, 2016

/s/ Guillermo Pernas, Jr. Guillermo Pernas, Jr.	Director	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

AUTONATION.COM, INC.

By:	/s/ Brian Feldman
Brian Feldman President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Brian Feldman Brian Feldman	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Damon Eawaz Damon Eawaz	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on February 17, 2016.

HOUSE OF IMPORTS, INC.

By:	/s/ Sean Davisson
Sean Davisson President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Sean Davisson Sean Davisson	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Greg Mayberry Greg Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 17, 2016.

AUTONATION BENEFITS COMPANY, INC.

By:	/s/ B. Gene Clayton
B. Gene Clayton President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ B. Gene Clayton B. Gene Clayton	President (Principal Executive Officer)	February 17, 2016

/s/ Andrew Wamser Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

/s/ William R. Berman William R. Berman	Director	February 17, 2016

/s/ Jonathan P. Ferrando Jonathan P. Ferrando	Director	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on February 17, 2016.

PRIME AUTO RESOURCES, INC.

By:	/s/ Lew Beshoff
Lew Beshoff President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lew Beshoff Lew Beshoff	President and Director (Principal Executive Officer)	February 17, 2016

/s/ Bryan Rice Bryan Rice	Vice President, Secretary and Director	February 17, 2016

/s/ Jason McKnight Jason McKnight	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 17, 2016.

AN SAN JOSE LUXURY IMPORTS, INC.

By:	/s/ Huck Hibberd
Huck Hibberd President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Huck Hibberd Huck Hibberd	President and Director (Principal Executive Officer)	February 17, 2016

/s/ Paul Mosher Paul Mosher	Vice President, Secretary and Director	February 17, 2016

/s/ Kathleen Van Waardenberg Kathleen Van Waardenberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 17, 2016.

STEVENS CREEK LUXURY IMPORTS, INC.

By:	/s/ Pejman Roshan
Pejman Roshan President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Pejman Roshan Pejman Roshan	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Linda Clemit Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 17, 2016.

AUTO COMPANY XXII, INC.

By:	/s/ Reena Spurrier
Reena Spurrier President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Reena Spurrier Reena Spurrier	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Kathleen Van Waardenberg Kathleen Van Waardenberg	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

AUTO COMPANY XXIII, INC.

By:	/s/ Carlos Dominguez
Carlos Dominguez President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Carlos Dominguez Carlos Dominguez	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 17, 2016.

AN VALENCIA AUTO IMPORTS, INC.

By:	/s/ Eric Tran
Eric Tran
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Eric Tran Eric Tran	President and Sole Director (Principal Executive Officer)	February 17, 2016

/s/ Katie Garren Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 17, 2016.

MR. WHEELS, INC.

By:	/s/ Lance E. Iserman
Lance E. Iserman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Director (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Vice President and Secretary	February 17, 2016

/s/ Edna Reyes Dumaual Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 17, 2016.

IRVINE IMPORTS, INC.

By:	/s/ Lance E. Iserman
Lance E. Iserman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Director (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Vice President and Secretary	February 17, 2016

/s/ Ken Dittmer Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on February 17, 2016.

AUTO MISSION, LTD.

By:	/s/ Lance E. Iserman
Lance E. Iserman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Director (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Vice President and Secretary	February 17, 2016

/s/ Linda Clemit Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 17, 2016.

BARGAIN RENT-A- CAR

By:	/s/ Lance E. Iserman
Lance E. Iserman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Director (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Vice President and Secretary	February 17, 2016

/s/ Greg Mayberry Greg Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on February 17, 2016.

FIT KIT, INC.

By:	/s/ Lance E. Iserman
Lance E. Iserman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and Jonathan P. Ferrando, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lance E. Iserman Lance E. Iserman	President and Director (Principal Executive Officer)	February 17, 2016

/s/ James J. Murphy James J. Murphy	Vice President and Secretary	February 17, 2016

/s/ Edna Reyes Dumaual Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2016

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2010)

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2012)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 11, 2016)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of C. Coleman G. Edmunds (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.